EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

PARENT
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Tri-County Financial Corporation

                                                        PERCENTAGE           STATE OF
SUBSIDIARY                                                OWNED            INCORPORATION
----------                                              ----------         -------------
Community Bank of Tri-County                               100%              Maryland


SUBSIDIARIES OF COMMUNITY BANK OF TRI-COUNTY
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Community Mortgage Corporation
  of Tri-County                                            100%              Maryland

Tri-County Federal Finance One                             100%              Maryland

Tri-County Investment Corporation                          100%              Delaware
